                                   EXHIBIT 21

                        GREAT LAKES CHEMICAL CORPORATION
                                  SUBSIDIARIES
                            AS OF FEBRUARY 16, 2001

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         NAME OF CORPORATION                                      JURISDICTION
--------------------------------------------------------------------------------
1167201 Ontario Limited                                     Canada
Antimony Products (Pty) Ltd. (South Africa)                 South Africa
Aqua Clear Industries, L.L.C.                               New York/US
ASCK, Inc.                                                  Delaware/US
ASEPSIS, Inc. (Canada)                                      Canada
ASEPSIS,Inc.                                                Georgia/US
ASIA Stabilizers Co., Ltd.                                  Korea
BAYROL Deutschland GmbH                                     Germany
BAYROL FRANCE S.A.                                          France
BAYROL Iberica S.A.                                         Spain
Bellaqua S.A.S.                                             France
Bio-Lab Canada, Inc.                                        Canada
Bio-Lab, Inc                                                Delaware/US
BioLab (Gulf) GmbH                                          Switzerland
BioLab Australia Pty. Ltd.                                  Australia
Biolab Services, Inc.                                       Delaware/US
BioLab U.K. Limited                                         United Kingdom
BLSA Industries (Pty) Ltd                                   South Africa
Chemol Reszvenytarsasag International                       Hungary
Enzyme Technology Corporation                               Illinois/US
Euraqua France S.A.S.                                       France
Euraqua GmbH Produkte Zur Wassetaufbereitung                Germany
G.L. Intermediates and Fine Chemicals - SARL                France
GHC Properties, Inc.                                        Delaware/US
GL Development, Ltd.                                        British West Indies
GLI, Inc.                                                   Delaware/US
GLK Services, Inc.                                          Delaware/US
Great Lakes (UK) Limited                                    United Kingdom
Great Lakes Chemical (Barbados) Limited                     Barbados
Great Lakes Chemical (Europe) GmbH                          Switzerland
Great Lakes Chemical (Far East) Limited                     Hong Kong
Great Lakes Chemical (Gulf) GmbH                            Switzerland
Great Lakes Chemical (S) Pte Ltd                            Singapore
Great Lakes Chemical Asia, Inc.                             Delaware/US
Great Lakes Chemical Corporation de Mexico                  Mexico
Great Lakes Chemical France SAS                             France
Great Lakes Chemical Global, Inc.                           Delaware/US
Great Lakes Chemical Japan Limited                          Japan
Great Lakes Chemical Konstanz GmbH                          Germany
Great Lakes Chemical Marketing S.r.l.                       Italy

                                   EXHIBIT 21

                        GREAT LAKES CHEMICAL CORPORATION
                                  SUBSIDIARIES
                            AS OF FEBRUARY 16, 2001

--------------------------------------------------------------------------------
         NAME OF CORPORATION                                      JURISDICTION
--------------------------------------------------------------------------------
Great Lakes Europe Limited                                United Kingdom
Great Lakes France S.A.S.                                 France
Great Lakes Holding (Europe) AG                           Switzerland
Great Lakes Holding Deutschland GmbH                      Germany
Great Lakes Holding S.A.S.                                France
Great Lakes Manufacturing (Germany) GmbH                  Germany
Great Lakes Manufacturing (UK) Limited                    United Kingdom
Great Lakes Manufacturing Italy S.r.l.                    Italy
Great Lakes Sales (Europe) GmbH                           Switzerland
Great Lakes Sales (France) S.A.S.                         France
Great Lakes Sales (Germany) GmbH                          Germany
Great Lakes Sales (UK) Limited                            United Kingdom
Great Lakes Sales Italy S.r.l.                            Italy
Great Lakes Technology (Belgium) N.V.                     Belgium
Great Lakes Technology Italy S.r.l.                       Italy
Great Lakes Trading Company, Inc.                         Delaware/US
Great Lakes Trading Company, KFT                          Hungary
Hydrotech Chemical Corporation  (US-GA)                   Georgia/US
Hydrotech Chemical Corporation (Canada)                   Ontario, Canada
Hydrotech Chemical Corporation Pty. Ltd                   Australia
Inchemtrade Trading KFT                                   Hungary
INTERBAYROL, A.G.                                         Switzerland
Niagara Insurance Company, Ltd                            Bermuda
Osca de Brasil Ltda.                                      Brazil
OSCA de Mexico, S.A. de C.V.                              Mexico
OSCA de Venezuela S.A.                                    Venezuela
OSCA International, Inc                                   Delaware/US
OSCA Italia S.r.l.                                        Italy
OSCA Latin America, Inc.                                  Delaware/US
OSCA Norge A.S.                                           Norway
OSCA Products and Services (BVI), Inc                     British Virgin Islands
OSCA UK Holdings Ltd.                                     United Kingdom
OSCA UK Limited                                           Scotland
OSCA, Inc.                                                Delaware/US
PABU Services, Inc.                                       Delaware/US
PCBU Services, Inc.                                       Delaware/US
Pool Bright (SA) Pty. Ltd                                 South Africa
QO Chemicals (Australia) Inc                              Delaware/US
QO Chemicals GmbH                                         Germany
QO Chemicals Inc.                                         Delaware/US

                                   EXHIBIT 21

                        GREAT LAKES CHEMICAL CORPORATION
                                  SUBSIDIARIES
                            AS OF FEBRUARY 16, 2001

--------------------------------------------------------------------------------
         NAME OF CORPORATION                                      JURISDICTION
--------------------------------------------------------------------------------
Recreational Water Products Inc.                              Delaware/US
Recreational Water Products Pty. Ltd.                         Australia
Recreational Water Products, Inc. (Canada)                    Canada
Servicios OyM S.A. de C.V.                                    Mexico
Ward Blenkinsop & Company Ltd                                 United Kingdom
West Lafayette Corporation                                    Delaware/US
WIL Research Laboratories, Inc.                               Indiana/US